Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements on Forms S-8 (No. 333-168877, No. 333-167327, No. 333-166062, No. 333-175992, No. 333-204997, No. 333-210852, No. 333-221678 and No. 333-226973) of Pernix Therapeutics Holdings, Inc.

(2) Registration Statement on Form S-4 (No. 333-200042) of Pernix Therapeutics Holdings, Inc. and,

(3) Registration Statement on Forms S-3 (No. 333-186048, No. 333-174629, No. 333-200011, No. 333-219420, No. 333-221717) of Pernix Therapeutics Holdings, Inc.;

of our report dated March 29, 2017 with respect to the consolidated financial statements of Orexigen Therapeutics, Inc. included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

San Diego, California
October 9, 2018